Exhibit 99(a)(4)

                                  Inforte Corp.

                                Offer to Exchange
                                  Election Form
                        California, Texas, and Wisconsin

I, ____________________________________________________________ (please print), hereby acknowledge that I have received the Offer to Exchange Options for Cash or Restricted Stock and elect the following alternative.

(Please place an "X" next to the alternative you choose. Choose only one alternative for each Choice.)

Choice 1
______          Exchange 100% of my Category A Options for cash, or
______          No participation, retain my Options with no change in terms, except that Category A Options will vest, without further action by you, as of the first business day following the expiration date of the Offer.

Choice 2
______          Exchange 100% of my Category B Options for cash, or
______          No participation, retain my Options with no change in terms.

Choice 3
______          Exchange 100% of my Category C Options for Restricted Stock , or
______          No participation, retain my Options with no change in terms, except that Category C Options will vest, without further action by you, as of the first business day following the expiration date of the Offer.

Signature   ________________________________________

Date        ________________________________________

If you are married, your spouse must sign below as indicated. Your failure to provide your spouse's signature constitutes your express representation and warranty to Inforte Corp. that either you are not married or your spouse has no community or other marital property rights in the Options.

I am the spouse of the signatory above, and to the extent of any community property or other marital rights I may have in the Options, I hereby consent to the alternative chosen above.

Spouse's Signature     __________________________________________

Date                   __________________________________________

Please return this form by 11:00 am Central time, Friday, March 11, 2005 to:

                                   Lynn Cusack
                                  Inforte Corp.
                             150 N. Michigan Avenue
                                   Suite 3400
                             Chicago, Illinois 60601
                            Facsimile: (312) 896-9400